UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2022

THERAPEUTICSMD, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01Completion of Acquisition or Disposition of Assets.

On April 14, 2022, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), completed the sale of all of the issued and outstanding capital stock (the “Divestiture”) of vitaCare Prescription Services, Inc., a Florida corporation and previously a wholly-owned subsidiary of the Company (“vitaCare”), to GoodRx, Inc. (“GoodRx”), a Delaware corporation and wholly-owned subsidiary of GoodRx Holdings, Inc., pursuant to that certain Stock Purchase Agreement, dated March 6, 2022, by and between the Company and GoodRx (the “Purchase Agreement”). As consideration for the Divestiture, GoodRx paid the Company approximately $150 million in cash, subject to adjustment as provided in the Purchase Agreement and customary holdbacks. In addition, the Purchase Agreement provides that the Company may receive up to an additional $7 million in earn-out consideration, contingent upon vitaCare’s financial performance through 2023, in accordance with the terms thereof.

The foregoing description of the Divestiture is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2022 (the “Prior Report”) and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described in Prior Report, which is incorporated into this Item 2.04 by reference, the Company entered into Amendment No. 9 (the “Amendment”) to that certain Financing Agreement, dated as of April 24, 2019, with Sixth Street Specialty Lending, Inc., as administrative agent, the various lenders from time to time party thereto (the “Lenders”), and certain of the Company’s subsidiaries party thereto from time to time as guarantors (the “Financing Agreement”).  Pursuant to the Amendment, the Company agreed to pay to the Lenders as a prepayment of the loans under the Financing Agreement the first $120 million of net proceeds from the Divestiture and all net proceeds of the Divestiture in excess of $135 million, and in connection with the closing of the Divestiture, the Company prepaid $120 million of the loans under the Financing Agreement on April 14, 2022 (the “Prepayment”).

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which was filed as Exhibit 10.1 to the Prior Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Divestiture and the Prepayment is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)Exhibits.

Exhibit Index
Exhibit No.	Description

99.1	Pro Forma Financial Statements with Respect to Disposition of vitaCare Prescription Services, Inc.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2022	THERAPEUTICSMD, INC.

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance